Exhibit 99.1

Verso Sells Verso Androscoggin Power LLC to

Eagle Creek Renewable Energy, LLC

Sale Includes Hydroelectric Generation Facilities Associated with Androscoggin Mill

MEMPHIS, Tenn. (January 7, 2016) – Verso Corporation (OTCQB: VRSZ) announced today that it has sold one of its subsidiaries, Verso Androscoggin Power LLC (VAP), to Eagle Creek Renewable Energy, LLC, for a purchase price of approximately $62 million in cash. VAP owns four hydroelectric generation facilities associated with Verso’s Androscoggin pulp and paper mill located in Jay, Maine. The parties contemporaneously entered into a purchase agreement and consummated the transaction.

The sale of VAP is part of Verso’s efforts to raise funds to address its previously disclosed cash flow and liquidity concerns. Verso continues to evaluate other potential asset sales in connection with its exploration of various debt restructuring alternatives.

The sale of VAP is expected to have no impact on the operations of the Androscoggin mill. The mill purchased electricity from VAP before the transaction, and it will continue to do so with VAP now under Eagle Creek’s ownership. Moreover, the mill operates its own energy cogeneration facilities – consisting of two recovery boilers, a biomass boiler, three steam turbines, and three gas turbines – and also purchases electricity from Central Maine Power Company. Most importantly, the sale will not affect the Androscoggin mill’s ability to manufacture its high-quality products and will not cause any interruption in serving its customers.

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. The leading North American producer of printing and specialty papers and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso’s long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso’s passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

About Eagle Creek

Eagle Creek Renewable Energy, LLC (www.eaglecreekre.com) is an owner, operator and developer of hydroelectric generation facilities and provides safe, clean, economic renewable energy to electricity consumers in the U.S. Eagle Creek currently owns and operates in excess of 130 MW from 47 facilities. Eagle Creek was founded in 2010, is privately owned and is headquartered in Morristown, New Jersey.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E

of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” “potential” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. For a discussion of such risks and uncertainties, please refer to Verso’s filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Media Contact:

Kathi Rowzie

Vice President, Communications and Public Affairs

901-369-5800

kathi.rowzie@versoco.com

Investor Contact:

investor.relations@versoco.com

901-369-4128

#  #  #

2